UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 000-21915

Date of Report: November 1, 2005

COLDWATER CREEK INC.

(Exact name of registrant as specified in its charter)

DELAWARE	82-0419266
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

ONE COLDWATER CREEK DRIVE, SANDPOINT, IDAHO 83864

(Address of principal executive offices)

(208) 263-2266

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 1, 2005, the Compensation Committee of the Board of Directors of Coldwater Creek Inc. (the “Company”) approved Dennis C. Pence, Chairman and Chief Executive Officer, as an additional participant in the Company’s Supplemental Executive Retirement Plan (“SERP”). The SERP is an unfunded, non-qualified benefit plan that provides eligible participants with monthly benefits upon retirement, termination of employment, death or disability, subject to certain conditions. In connection with adding Mr. Pence to the SERP, the Committee also amended the SERP to provide that only salary earned after the effective date of the SERP is included for the purpose of determining a participant’s average monthly earnings used to calculate his or her SERP benefits. Mr. Pence was credited with 22 years of service, and accordingly is fully vested, under the SERP. Based on his current salary, upon retirement at age 62, Mr. Pence would be entitled to receive an annual benefit of approximately $400,000, subject to reduction if he retires before age 62. A description of certain terms and conditions of the SERP is contained in, and a copy of the SERP was filed as an exhibit to, the current report on Form 8-K filed by the Company on October 6, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLDWATER CREEK INC.

Date: November 7, 2005	/s/ Melvin Dick
Melvin Dick
Executive Vice President, Chief Financial Officer